                                                                    EXHIBIT 99.1


LAM RESEARCH CORPORATION ANNOUNCES FISCAL 2001 FOURTH QUARTER AND YEAR-END
RESULTS

FREMONT, Calif.--(BUSINESS WIRE)--July 24, 2001--Lam Research Corporation (Nasdaq: LRCX) today announced financial results for the fiscal fourth quarter and year ended June 24, 2001. Revenues of $365.5 million were 21.4 percent lower than the March 2001 quarter. Net income for the period, including the net effect of two one-time items totaling $16.3 million (a $16.8 million restructuring charge and a $33.1 million gain from the Company's derivative financial instruments), was $58.3 million, or $0.44 per diluted share. Excluding the effect of these one-time items, net income was $36.9 million, or $0.28 per diluted share, compared to net income of $65.1 million, or $0.48 per diluted share, in the March 2001 quarter. Both quarters reflect the effect of the adoption of Securities and Exchange Commission Staff Accounting Bulletin (SAB) 101 that sets forth new guidelines on revenue recognition. The impact of this new guideline is generally to delay equipment revenue recognition from shipment to customer acceptance.

New orders for the period decreased when compared to the previous quarter. Regional distribution of new orders for the quarter ended June 24, 2001 was as follows: North America, 33 percent; Europe, 20 percent; Japan, 3 percent; and Asia Pacific, 44 percent.

Revenues for the quarter ended June 24, 2001 decreased sequentially in all geographies except Japan and were distributed as follows: North America, 27 percent; Europe, 23 percent; Japan, 11 percent; and Asia Pacific, 39 percent. Shipments for the quarter were approximately $259 million.

Gross margins of 40.4 percent of revenues compared with 43.6 percent in the March 2001 quarter as declining manufacturing output resulted in excess factory capacity. Operating expenses, excluding restructuring charges, decreased by $12.3 million to $102.1 million, reflecting the initial impact of downsizing activities.

Cash, short-term investments and restricted cash increased to $925.4 million, driven by $88.3 million positive cash flow from operations and proceeds of $350 million from long-term debt transactions. Other long-term assets include the market value ($33.1 million) at fiscal year end of the Company's equity derivatives, as required by EITF 00-19. The adoption of SAB 101 increased current liabilities by $250.8 million, the amount of deferred profit as of June 24, 2001.

"Business fundamentals reflect the continued weakness in semiconductor market conditions," stated James W. Bagley, chairman and chief executive officer. "Despite the industry-wide slowdown, Lam is well positioned with a major new product introduction in dielectric etch and strong customer acceptance of our full suite of 300 mm etch and CMP products."

"During SEMICON(R) West, held in San Francisco, July 16-18, 2001, Lam introduced its newest dielectric etch system, the Exelan High Performance. The Exelan(R) High Performance addresses critical, next-generation dielectric etch applications and began shipping into production during the June quarter."

"Our focus and efforts during the current slowdown will be on introducing new products and strengthening our customer positions to grow our market share when the industry recovers," Bagley concluded.



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Explanations of the impact of certain accounting changes required by SAB 101 and
EITF 00-19 are attached to this press release as the following exhibits:

    -    "Explanation of Revenue Recognition Under SAB 101"

    -    "Unaudited Quarterly Income Statements Using SAB 101 Accounting
         Guidelines"

    -    "Accounting for the Company's Equity Derivatives Under EITF 00-19"

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to future market conditions, the prospective demand for the company's products, future market share projections, the company's plans and objectives for future operations, market opportunities and market and competitive conditions. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, which could cause actual results to vary from expectations. The company undertakes no obligation to update the information in this press release.

Lam Research Corporation is a leading supplier of wafer processing equipment and services to the worldwide semiconductor manufacturing industry. The company's common stock trades on the Nasdaq National Market under the symbol "LRCX." Lam's World Wide Web address is http://www.lamrc.com.

                            LAM RESEARCH CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF INCOME UNDER SAB 101
                      (In thousands, except per share data)

                                   Three Months    Three Months     Twelve Months
                                      Ended           Ended             Ended
                                     June 24,        March 25,         June 24,
                                       2001            2001             2001
                                   (unaudited)  (unaudited/restated)
                                   -----------      -----------      -----------
Total revenue                      $   365,536      $   465,125      $ 1,519,789

Cost and expenses:
Cost of goods sold                     213,790          262,102          862,321
Cost of goods sold
 - restructuring charges                 3,989               --            3,989
                                   -----------      -----------      -----------
Gross margin                           147,757          203,023          653,479

Research and
 development                            53,204           58,791          227,248
Selling, general
 and administrative                     48,872           55,615          218,919
Restructuring charge                    12,780               --           12,780
Purchased technology for
 research and development                   --               --            8,000
                                   -----------      -----------      -----------
Operating income                        32,901           88,617          186,532

Other income, net                        3,107            4,429           15,102
                                   -----------      -----------      -----------

                                   Three Months    Three Months     Twelve Months
                                      Ended           Ended             Ended
                                     June 24,        March 25,         June 24,
                                       2001            2001             2001
                                   (unaudited)  (unaudited/restated)
                                   -----------      -----------      -----------
Income before
 income tax expense                     36,008           93,046          201,634

Income tax expense                      10,802           27,924           60,497
                                   -----------      -----------      -----------
Income before cumulative
 effect of changes in
 accounting principles                  25,206           65,122          141,137

Cumulative effect of
 the application of
 EITF 00-19, Derivative
 Financial Instruments
 Indexed to, and Potentially
 Settled in, a Company's Own
 Stock, no related tax                  33,074               --           33,074

Cumulative effect of
 the application of
 SAB 101, Revenue Recognition
 in Financial Statements, net
 of $81,441 related tax
 benefit                                    --               --         (122,105)
                                   -----------      -----------      -----------
Net Income                         $    58,280      $    65,122      $    52,106
                                   ===========      ===========      ===========

Net income per share
 - diluted (1):
Income before
 cumulative effect of change
 in accounting principles          $      0.19      $      0.48      $      1.07

Cumulative effect of
 change in accounting
 principle, application
 of EITF 00-19                     $      0.25      $        --      $      0.25

Cumulative effect of
 change in accounting
 principle, application
 of SAB 101                        $        --      $        --      $     (0.92)
                                   -----------      -----------      -----------

Diluted net income
 per share                         $      0.44      $      0.48      $      0.39
                                   ===========      ===========      ===========
Number of shares used in
 per share calculation -
 diluted                               133,531          141,901          132,243
                                   ===========      ===========      ===========

(1) For the three and twelve month periods ending June 24, 2001, conversion of the convertible subordinated notes was antidilutive and therefore excluded from the calculation of diluted earnings per share. Diluted earnings per share for the three month period ended March 25, 2001 assumes conversion of the convertible subordinated notes and accordingly, interest expense net of taxes of $3,025 must be added to net income for computing diluted earnings per share.

                            LAM RESEARCH CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                June 24,        June 25,
                                                 2001            2000
                                              ----------      ----------
Assets:
Cash and short-term investments               $  864,559      $  371,722
Accounts receivable, net                         248,910         323,935
Inventories                                      284,757         227,169
Other current assets                             178,380          98,509
                                              ----------      ----------
       Total current assets                    1,576,606       1,021,335

Property and equipment, net                      126,533         119,192
Restricted cash                                   60,800          60,348
Other assets                                     107,836          43,962
                                              ----------      ----------
       Total assets                           $1,871,775      $1,244,837
                                              ==========      ==========

Liabilities and
 stockholders' equity:

Total current liabilities                     $  499,684      $  287,756
Long-term debt and other                         659,718         321,657
Stockholders' equity                             712,373         635,424
                                              ----------      ----------
      Total liabilities and
         stockholders' equity                 $1,871,775      $1,244,837
                                              ==========      ==========

                            Lam Research Corporation

                Explanation of Revenue Recognition under SAB 101

Summary of SAB 101

        In December 1999 the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition in Financial Statements." SAB 101 provides guidance on the recognition of revenue for sales that involve contractual customer acceptance provisions and product installation commitments. In October 2000 the SEC issued implementation guidance for SAB 101 in the form of "Frequently Asked Questions and Answers."

Impact of SAB 101 on the Company's Revenue Recognition Policy

        Lam Research derives revenue from three sources - equipment sales, spare parts sales and service contracts. SAB 101 had no impact on the Company's revenue recognition policy for spare parts and service activities.

        Based on the guidance provided by SAB 101, the Company changed its revenue recognition policy for equipment sales effective June 26, 2000. Prior to SAB 101 the Company generally recognized revenue on equipment sales on the date the equipment was shipped to customers. Under SAB 101 the Company now recognizes revenue on the date of customer acceptance.

        The new policy has the effect of delaying revenue recognition. The new policy has no impact on cash collections from customers.


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        The Company is providing on its Website the unaudited Income Statements showing quarterly financial results for all four quarters of FY01, assuming the Company had applied SAB 101 revenue recognition guidelines during those periods. The information is presented in an exhibit titled "Unaudited Quarterly Income Statements Using SAB 101 Accounting Guidelines."

Cumulative Effect of the Change in Accounting Principle

        As a result of the change in accounting to SAB 101, Lam has reported a change in accounting principle in accordance with APB 20, Accounting Changes, by a cumulative effect adjustment. The Company adopted SAB 101 in the fourth fiscal quarter, but the change is effective as of the beginning of the fiscal year (June 26, 2000). Therefore, no cumulative effect of the change is included in net income in the fourth quarter (June 2001). Instead, the change is made as of the beginning of the year, financial information for the first three quarters of FY01 are revised to reflect the new policy, and the cumulative effect is reported in the September 2000 quarter.

                            Lam Research Corporation
               Unaudited Quarterly Income Statements Using SAB 101
                              Accounting Guidelines
                                  (In Millions)

                                                 For the quarter ended:
                                   Sept. 24,      Dec. 24,     March 25,    June 24,
                                      2000          2000         2001         2001
                                   (Revised)     (Revised)    (Revised)     (Actual)
                                    -------       -------      -------      -------
Excluding one-time items:

Total revenue                       $ 305.0       $ 384.1      $ 465.1      $ 365.5

Gross margin                          132.7         170.0        203.0        151.8

   Research and
     development                       56.5          58.7         58.8         53.2
   Selling, general
     and administrative                52.5          62.0         55.6         48.9

Operating income                       23.7          49.3         88.6         49.7

Other income, net                       4.6           2.9          4.4          3.1

Income before
  income tax expense                   28.3          52.2         93.0         52.8

Income tax expense                      8.5          15.6         27.9         15.9
                                    -------       -------      -------      -------
Net income
  excluding one
  time items                        $  19.8       $  36.6      $  65.1      $  36.9
                                    =======       =======      =======      =======

Diluted net income
  per share excluding
  one time items                    $  0.15       $  0.28      $  0.48      $  0.28
                                    =======       =======      =======      =======

                                                 For the quarter ended:
                                   Sept. 24,      Dec. 24,     March 25,    June 24,
                                      2000          2000         2001         2001
                                   (Revised)     (Revised)    (Revised)     (Actual)
                                    -------       -------      -------      -------
One time items
 (net of tax effect):
  Restructuring
   (charges) / recoveries                                                     (11.7)
  Purchased technology for R&D                       (5.6)
  Cumulative effect of
   changes in
    accounting principles:
    SAB 101
     (revenue recognition)           (122.1)
    EITF 00-19
      (equity derivatives)                                                     33.1
                                    -------       -------      -------      -------
    Net income including
     one time items                 ($102.3)      $  31.0      $  65.1      $  58.3
                                    =======       =======      =======      =======
    Diluted net income
     per share including
     one time items                 ($ 0.76)      $  0.24      $  0.48      $  0.44

                            Lam Research Corporation

              Accounting for the Company's Equity Derivatives Under
                                   EITF 00-19

        In November 2000 the Financial Accounting Standards Board finalized the rules for accounting for derivative financial instruments indexed to and potentially settled in a company's own stock. Under the revised rules Lam must record the fair value of its put and call options on the Balance Sheet. As of June 2001 their value was $33.1 million, which is recorded as a cumulative effect adjustment in the June 2001 Income Statement. It is carried as a long-term asset. The cumulative change does not net out taxes because we believe the option settlement will be non-taxable. For future quarters, the value of these derivatives will be re-calculated based on their market value at quarter end and the change in value will be reported as a gain or loss in Other Income and Expense.

CONTACT: Lam Research Corporation
Shawn Lynch, 510/572-1726 (Media)
shawn.lynch@lamrc.com
Kathleen Bela, 510/572-4566 (Investor Relations) kathleen.bela@lamrc.com